EXHIBIT 32.1

STATEMENT PURSUANT TO 18 U.S.C. § 1350

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Julia C. Owens, Ph.D., President and Chief Executive Officer (Principal Executive Officer) of Millendo Therapeutics, Inc. (the “Company”) and Louis Arcudi III, Chief Financial Officer (Principal Financial Officer) of the Company, each hereby certifies that, to the best of his or her knowledge:

(1)     The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2019, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2)     The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Julia C. Owens, Ph.D.
Date: August 12, 2019	Julia C. Owens, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)

/s/ Louis Arcudi III
Date: August 12, 2019	Louis Arcudi III
Chief Financial Officer (Principal Financial Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference into any filing of Millendo Therapeutics, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.